                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 12/22/1997
                                                          971442572 - 2833936


                         CERTIFICATE OF INCORPORATION

                                      OF

                        NORTH BUCKNER ACQUISITION CORP.

     FIRST:    The name of the corporation is North Buckner Acquisition Corp.
(the "Corporation").

     SECOND:   The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle. The name of the Corporation's registered agent is Corporation Service Company.

     THIRD:    The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

     FOURTH:   The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share.

     FIFTH:    The name and mailing address of the Corporation's incorporator is:

          Name                               Mailing Address
          ----                               ---------------

          Keith A. Sigale                    c/o Katten Muchin & Zavis
                                             525 West Monroe Street
                                             Suite 1600
                                             Chicago, Illinois 60661-3693

     SIXTH:    The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation (the"By-Laws").

     SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws.

     EIGHTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the GCL.

     NINTH:    The Corporation shall indemnify each director, officer, trustee, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to

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the fullest extent provided in Section 145 of the GCL as the same now exists or may hereafter be amended.

     The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is such incorporator's act deed and that the facts stated therein are true.

Dated: December 22, 1997              /s/ Keith A. Sigale
                                      ---------------------------
                                      Keith A. Sigale, Incorporator
                                      c/o Katten Muchin & Zavis
                                      525 West Monroe Street
                                      Suite 1600
                                      Chicago, Illinois 60661-3693

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

                              State of Delaware

                       Office of the Secretary of State        PAGE 1

                           ________________________



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "NORTH BUCKNER DIALYSIS CENTER, INC.", A TEXAS CORPORATION, WITH AND INTO "NORTH BUCKNER ACQUISITION CORP." UNDER THE NAME OF "NORTH BUCKNER DIALYSIS CENTER, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF MARCH. A.D. 1998, AT 3 O'CLOCK P.M.





                    [SEAL]     /s/ Edward J. Freel
                               -----------------------------------------------
                               Edward J. Freel, Secretary of State

                               AUTHENTICATION:   9046123

                                        DATE:    04-24-98

[LETTERHEAD OF THE STATE OF DELAWARE APPEARS HERE]



                             CERTIFICATE OF MERGER
                                      OF
                     NORTH BUCKNER DIALYSIS CENTER, INC.,
                              a Texas corporation

                                     INTO

                       NORTH BUCKNER ACQUISITION CORP.,
                            a Delaware corporation


                               * * * * * * * * *



The undersigned corporation

DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:


          NAME                                   STATE OF INCORPORATION
          ----                                   ----------------------

     NORTH BUCKNER DIALYSIS CENTER, INC.                  Texas
     NORTH BUCKNER ACQUISITION CORP.                      Delaware


     SECOND: That an AGREEMENT AND PLAN OF MERGER between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is NORTH BUCKNER ACQUISITION CORP., a Delaware corporation.

     FOURTH: That once the merger is effective, the Certificate of Incorporation of NORTH BUCKNER ACQUISITION CORP., a Delaware corporation, which is surviving the merger, will be amended to read as follows: "Article First: The name of the Corporation is North Buckner Dialysis Center, Inc."

     FIFTH:    That the effective date and time of the merger shall be April 1,
1998 at 12:01 a.m. Central time.

     SIXTH:    That the AGREEMENT AND PLAN OF MERGER is on file at the principal place of business of the surviving corporation, the address of which is 3650 North Buckner Boulevard, Suite 108, Dallas, Texas 75228.

     SEVENTH: That a copy of the AGREEMENT AND PLAN OF MERGER will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     EIGHTH:   The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                    NUMBER OF
                                                    AUTHORIZED   PAR VALUE
     CORPORATION                           CLASS      SHARES     PER SHARE
     -----------                           -----    ----------   ---------
     North Buckner Dialysis Center, Inc.   Common     1,000        $.01

                           [SIGNATURE PAGE FOLLOWS]

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Dated as of March 31, 1998

                                    NORTH BUCKNER ACQUISITION CORP., a Delaware corporation

                                    By: /s/ John B. Bourke
                                        ---------------------------
                                        Chief Financial Officer, an authorized
                                        -----------------------
                                        signatory John B. Bourke

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